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                                                                     EXHIBIT 5.1


                       [MAYER, BROWN & PLATT LETTERHEAD]




                                October 8, 1996




Deutsche Floorplan Receivables, L.P.
655 Maryville Centre Drive
St. Louis, Missouri 63141-5832

Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, Missouri 63141-5832

     Re:  Deutsche Floorplan Receivables Master Trust
          Registration Statement on Form S-3 (File No. 333-10943)
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Deutsche Floorplan Receivables, L.P., a Delaware limited partnership, as seller (the "Seller"), and Deutsche Financial Services Corporation, as servicer (the "Servicer"), in connection with the Registration Statement on Form S-3 referenced above (together with the exhibits and amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of the $1,000,000,000 Floating Rate Asset Backed Certificates, Series 1996-1, Class A and the $31,747,000 Floating Rate Asset Backed Certificates, Series 1996-1, Class B (collectively, the "Certificates") to be issued by Deutsche Floorplan Receivables Master Trust, (the "Trust") pursuant to (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), substantially in the form filed as Exhibit 4.1 to the Registration Statement, among the Seller, the Servicer and Chase Manhattan Bank as trustee (the "Trustee"), and (ii) the Series 1996-1 Supplement (the "Supplement") to the Pooling and Servicing Agreement, substantially in the form filed with the Registration Statement, among the Seller, the Servicer and the Trustee. All capitalized terms not otherwise defined herein have the same meaning as in the Registration Statement.

     We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Certificates, and in order to express our opinion hereinafter stated, we have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the forms of Pooling and Servicing Agreement, the Series 1996-1 Supplement and the Certificates (the "Operative Documents"). We have also examined such statutes, certificates, corporate records and other instruments as we have deemed necessary for
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Deutsche Floorplan Receivables, L.P.
Deutsche Financial Services Corporation
October 8, 1996
Page 2




the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended,
(b) the amount, price, interest rate and other principal terms of such Certificates have been fixed by or pursuant to authorization of the general partner of the Seller, (c) the Operative Documents have each been duly completed, authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) such Certificates have been duly executed by the Seller, authenticated by the Trustee, and sold by the Trust, at the direction of the Seller, and (e) payment of the agreed consideration for such Certificates shall have been received by the Trust, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Registration Statement, such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and non-assessable.

     Our opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of Illinois.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein under the captions "Federal Income Tax Considerations" and "Legal Matters."

                                       Very truly yours,

                                       /s/ Mayer, Brown & Platt

                                       MAYER, BROWN & PLATT